As filed with the Securities and Exchange Commission on March 27, 2008

REGISTRATION NO. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

BIOPURE CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	04-2836871
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

11 HURLEY STREET, CAMBRIDGE, MASSACHUSETTS 02141

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

BIOPURE CORPORATION 2008 INCENTIVE PLAN

(FULL TITLE OF THE PLAN)

JANE KOBER

SENIOR VICE PRESIDENT AND SECRETARY

BIOPURE CORPORATION

11 HURLEY STREET

CAMBRIDGE, MASSACHUSETTS

(617) 234-6500

(NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐		Accelerated filer	☐
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Class A Common Stock (3)	7,400,000 shares	$0.51	$3,774,000	$148.32

(1)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2)	This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act of 1933 as follows: the fee for the shares available for options not yet granted is calculated pursuant to Rule 457(c) under the Securities Act on the basis of the average of the high and low sale prices per share of the common stock on The Nasdaq Stock Market on March 20, 2008.
(3)	Including the associated preferred stock purchase rights.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

Biopure Corporation (the “Registrant” or the “Company”) hereby incorporates the following documents herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended October 31, 2007, filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on January 29, 2008 (File No. 001-15167).

(b)	The Registrant’s Quarterly Report on Form 10-Q for the period ended January 31, 2008, filed with the Commission pursuant to the Exchange Act on March 17, 2008 (File No. 001-15167).

(c)	The description of the Company’s Class A Common Stock contained in the Registrant’s registration statement on Form S-1 (Registration No. 333-78829), that was incorporated by reference into the Registrant’s registration statement on Form 8-A/A filed on July 26, 1999.

(d)	The description of the preferred stock purchase rights contained in the Registrant’s registration statement on Form 8-A filed on November 4, 1999.

(e)	The Registrant’s Current Reports on Forms 8-K dated February 21, 2008, January 29, 2008, December 20, 2007, November 23, 2007, and November 1, 2007.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law, as amended (the “DGCL”), provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption); or (4) for any transaction from which the director derived an improper personal benefit.

The Registrant’s Restated Certificate of Incorporation, as amended provides that, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Registrant shall be liable for monetary damages for any breach of fiduciary duty. The Restated Certificate of Incorporation and the Company Bylaws, each as amended, provide that the Registrant shall indemnify each person who was or is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person was or is a director or officer of the Registrant to the maximum extent permitted from time to time under the law of the State of Delaware; provided, however, that with respect to proceedings to enforce any such right to indemnification, such person shall only be indemnified if the board of directors of the Company authorizes such proceeding. The right to indemnification conferred in the Restated Certificate of Incorporation and Bylaws, each as amended, includes the right to be paid by the corporation the expenses, including attorney’s fees, incurred in defending any such action, suit or proceeding, whether civil, criminal, administrative or investigative, in advance of its final disposition.

The Registrant has obtained insurance policies that insure its directors and officers against certain liabilities.

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit	Description
4.1	Restated Certificate of Incorporation dated January 27, 2000 (previously filed as Exhibit 3.1(i) of the Registrant’s registration statement on Form S-1/A, File No. 333-146013).

4.2	Certificate of Amendment of Restated Certificate of Incorporation dated October 1, 2007 (previously filed as an exhibit to the Registrant’s report on Form 8-K dated October 2, 2007).

4.3	Certificate of Amendment of Restated Certificate of Incorporation dated May 26, 2005 (previously filed as Exhibit 3.1(i) of the Registrant’s registration statement on Form S-1/A, File No. 333-146013).

4.4	Certificate of Amendment of Restated Certificate of Incorporation dated December 3, 2004 (previously filed as Exhibit 3.1(i) of the Registrant’s registration statement on Form S-1/A, File No. 333-146013).

4.5	Certificate of Designation of Series A Junior Participating Preferred Stock dated October, 1999 (previously filed as Exhibit 3.1(i) of the Registrant’s registration statement on Form S-1/A, File No. 333-146013).

4.6	By-laws of the Registrant, as amended June 24, 1999 and December 14, 2007 (previously filed as an exhibit to the Company’s report on Form 8-K dated December 14, 2007).

5	Opinion of Jane Kober.

23.1	Consent of Ernst & Young, LLP.

23.2	Consent of Jane Kober (included in its opinion in Exhibit 5).

24	Powers of Attorney (contained in Part II hereof under Signatures and Power of Attorney).

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered)

and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, State of Massachusetts, on March 27, 2008.

BIOPURE CORPORATION

By:	/s/ David A. Butler
Name:	David A. Butler
Title:	Interim Chief Financial Officer

Further, we, the undersigned officers and directors of Biopure Corporation (the “Registrant”) hereby severally constitute and appoint David A. Butler and Jane Kober, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities as indicated, any and all amendments or supplements to this Registration Statement on Form S-8 of the Registrant, and generally to do all such things in connection therewith in our name and on our behalf in our capacities as indicated to enable the Registrant to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys or any of them, to any and all amendments.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on March 27, 2008.

Signature	Title

/s/ David N. Judelson	Director, Vice Chairman
David N. Judelson

/s/ Zafiris G. Zafirelis	Director, Chairman of the Board, President
Zafiris G. Zafirelis	(Principal executive officer)

Director
Daniel P. Harrington

Director
C. Everett Koop, M.D.

/s/ Jay B. Pieper	Director
Jay B. Pieper

/s/ Guido J. Neels	Director
Guido J. Neels

/s/ Alan R. Ferguson	Director
Alan R. Ferguson

/s/ David A. Butler	Principal Financial Officer
David A. Butler

/s/ Robert D. Prentiss	Principal Accounting Officer
Robert D. Prentiss

EXHIBIT INDEX

Exhibit	Description
4.1	Restated Certificate of Incorporation dated January 27, 2000 (previously filed as Exhibit 3.1(i) of the Registrant’s registration statement on Form S-1/A, File No. 333-146013).

4.2	Certificate of Amendment of Restated Certificate of Incorporation dated October 1, 2007 (previously filed as an exhibit to the Registrant’s report on Form 8-K dated October 2, 2007).

4.3	Certificate of Amendment of Restated Certificate of Incorporation dated May 26, 2005 (previously filed as Exhibit 3.1(i) of the Registrant’s registration statement on Form S-1/A, File No. 333-146013).

4.4	Certificate of Amendment of Restated Certificate of Incorporation dated December 3, 2004 (previously filed as Exhibit 3.1(i) of the Registrant’s registration statement on Form S-1/A, File No. 333-146013).

4.5	Certificate of Designation of Series A Junior Participating Preferred Stock dated October, 1999 (previously filed as Exhibit 3.1(i) of the Registrant’s registration statement on Form S-1/A, File No. 333-146013).

4.6	By-laws of the Registrant, as amended June 24, 1999 and December 14, 2007 (previously filed as an exhibit to the Company’s report on Form 8-K dated December 14, 2007).

5	Opinion of Jane Kober.

23.1	Consent of Ernst & Young, LLP.

23.2	Consent of Jane Kober (included in its opinion in Exhibit 5).

24	Powers of Attorney (contained in Part II hereof under Signatures and Power of Attorney).